Filed Pursuant to Rule 424(b)(5)
File No. 333-164978

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee(1)
4.250% Notes due 2021	$350,000,000	99.499%	$348,246,500	$40,432
5.500% Notes due 2041	$250,000,000	99.326%	$248,315,000	$28,830
Total				$69,262

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated February 19, 2010)

$350,000,000 4.250% Notes due 2021

$250,000,000 5.500% Notes due 2041

We are offering $350,000,000 aggregate principal amount of 4.250% Notes due 2021 (the “2021 Notes”), and an additional issuance of $250,000,000 aggregate principal amount of our 5.500% Notes due 2041, $300,000,000 aggregate principal amount of which have been issued previously (the “existing 2041 Notes”). The 2041 Notes offered by this prospectus supplement will become part of the same series as the existing 2041 Notes for all purposes under the senior indenture and together are referred to in this prospectus supplement as the “2041 Notes,” unless the context otherwise requires. We collectively refer to both series of Notes offered hereby as our “Notes.”

Interest is payable on the 2021 Notes on June 1 and December 1 of each year, commencing December 1, 2011 and interest is payable on the 2041 Notes offered hereby on April 15 and October 15 of each year, commencing October 15, 2011. The 2021 Notes will mature on June 1, 2021 and the 2041 Notes will mature on April 15, 2041. Interest on the Notes will accrue from May 25, 2011, in the case of the 2021 Notes, and from April 15, 2011, in the case of the 2041 Notes offered hereby. We may redeem any series of Notes, in whole or in part, at any time, at the redemption prices set forth under the caption “Description of Notes—Optional Redemption.”

The Notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness.

The Notes of each series will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons, registered in the name of a nominee for The Depository Trust Company. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in these Notes involves risks. See risks described as risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as they may be amended, updated and modified periodically in our reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds to Us
Per 2021 Note	99.499%	0.650%	98.849%
Total	$348,246,500	$2,275,000	$345,971,500
Per 2041 Note	99.326%	0.875%	98.451%
Total	$248,315,000	$2,187,500	$246,127,500

(1)	In the case of the 2021 Notes, plus accrued interest from May 25, 2011 if settlement occurs after that date.

In the case of the 2041 Notes offered hereby, plus accrued interest from April 15, 2011.

CSX will not make application to list the Notes on any securities exchange or to include them in any automated quotation system.

We expect that delivery of the Notes will be made to investors on or about May 25, 2011, through the book-entry system of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, and Clearstream Banking, société anonyme.

Joint Book-Running Managers

Credit Suisse	UBS Investment Bank

Senior Co-Managers

Barclays Capital	Citi	Deutsche Bank Securities	J.P. Morgan	Morgan Stanley

Co-Managers

Mitsubishi UFJ Securities	Mizuho Securities	Scotia Capital

May 20, 2011

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

Offers and sales of the Notes are subject to restrictions which are discussed in “Underwriting” below. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain other jurisdictions may also be restricted by law. In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, references to “dollars” and “$” are to U.S. dollars.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes we are offering and certain other matters relating to CSX Corporation (“CSX” and, together with its subsidiaries, the “Company”). The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the Notes in the prospectus supplement differs from the description in the base prospectus, the description in the prospectus supplement supersedes the description in the base prospectus. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements include, among others, statements regarding:

•	projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, taxes or other financial items;

•	expectations as to results of operations and operational initiatives;

•

expectations as to the effect of claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements on the Company’s financial condition, results of operations or liquidity;

•

management’s plans, strategies and objectives for future operations, capital expenditures, share repurchases, dividends, proposed new services and other similar expressions concerning matters that are not historical facts, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; and

•	future economic, industry or market conditions or performance and their effect on the Company’s financial condition, results of operations or liquidity.

Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. The Company cautions against placing undue reliance on forward-looking statements, which reflect its good faith beliefs with respect to future events and are based on information currently available to it as of the date the forward-looking statement is made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved.

Forward-looking statements are subject to a number of risks and uncertainties and actual performance or results could differ materially from those anticipated by any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. The following important factors, in addition to those discussed elsewhere, may cause actual results to differ materially from those contemplated by any forward-looking statements:

•

legislative, regulatory or legal developments involving transportation, including rail or intermodal transportation, the environment, hazardous materials, taxation, including the outcome of tax claims and litigation, the potential enactment of initiatives to further regulate the rail industry and the ultimate outcome of shipper and rate claims subject to adjudication;

•	the outcome of litigation and claims, including, but not limited to, those related to fuel surcharge, environmental matters, taxes, personal injuries and occupational illnesses;

•

changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation) and the level of demand for products carried by CSX Transportation, Inc. (“CSXT”);

•

natural events such as severe weather conditions, including floods, fire, hurricanes, earthquakes and tsunamis, a pandemic crisis affecting the health of the Company’s employees, its shippers or the consumers of goods, or other unforeseen disruptions of the Company’s operations, systems, property or equipment;

•	competition from other modes of freight transportation, such as trucking and competition and consolidation within the transportation industry generally;

•

the cost of compliance with laws and regulations that differ from expectations (including those associated with PTC implementation) and costs, penalties and operational impacts associated with noncompliance with applicable laws or regulations;

•

the impact of increased passenger activities in capacity-constrained areas, including potential effects of high-speed rail initiatives, or regulatory changes affecting when CSXT can transport freight or service routes;

•	unanticipated conditions in the financial markets that may affect timely access to capital markets and the cost of capital, as well as management’s decisions regarding share repurchases;

•	changes in fuel prices, surcharges for fuel and the availability of fuel;

•	availability of insurance coverage at commercially reasonable rates or insufficient insurance coverage to cover claims or damages;

•

the inherent business risks associated with safety and security, including the availability and vulnerability of information technology, adverse economic or operational effects from actual or threatened war or terrorist activities and any governmental response;

•	labor and benefit costs and labor difficulties, including stoppages affecting either the Company’s operations or the customers’ ability to deliver goods to the Company for shipment;

•	the Company’s success in implementing its strategic, financial and operational initiatives;

•	changes in operating conditions and costs or commodity concentrations; and

•	the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified elsewhere in this prospectus, including the documents incorporated by reference, which are accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus supplement or any accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

CSX files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows CSX to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until CSX sells all of the Notes.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 18, 2011;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2011, filed with the SEC on April 20, 2010; and

•	Current Reports on Form 8-K filed with the SEC on March 9, 2011, May 4, 2011 (including only the disclosure in Item 5.03 and Item 9.01, Exhibit 3.1) and May 5, 2011.

You may request a copy of any filings referred to above, at no cost, by contacting CSX at the following address: Ellen M. Fitzsimmons, Senior Vice President—Law and Public Affairs, General Counsel and Corporate Secretary, CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

CSX CORPORATION

CSX, based in Jacksonville, Florida, is one of the nation’s leading transportation suppliers. The Company provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

CSX’s principal operating subsidiary, CSX Transportation, Inc. (“CSXT”), provides an important link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves major population centers in 23 states east of the Mississippi River, the District of Columbia and the Canadian provinces of Ontario and Quebec.

Other Entities

In addition to CSXT, the Company’s subsidiaries include CSX Intermodal Terminals, Inc. (“CSX Intermodal Terminals”), Total Distribution Services, Inc. (“TDSI”), Transflo Terminal Services, Inc. (“Transflo”), CSX Technology, Inc. (“CSX Technology”) and other subsidiaries. CSX Intermodal Terminals owns and operates a system of intermodal terminals, predominantly in the eastern United States, and also performs drayage services (the pickup and delivery of intermodal shipments) and trucking dispatch operations. TDSI serves the automotive industry with distribution centers and storage locations, while Transflo provides logistical solutions for transferring products from rail to trucks. CSX Technology and other subsidiaries provide support services for the Company.

CSX’s other holdings include CSX Real Property, Inc., a subsidiary responsible for the Company’s real estate sales, leasing, acquisition and management and development activities. These activities are classified in other income-net because they are not considered by the Company to be operating activities. Results of these activities fluctuate with the timing of non-operating real estate transactions.

USE OF PROCEEDS

CSX estimates that the net proceeds from the sale of the Notes will be approximately $592 million, after deducting our estimated offering expenses and the underwriters’ discount. The net proceeds from the sale of the Notes will be used for general corporate purposes, which may include repayment of indebtedness outstanding from time to time, repurchases of CSX’s common stock, capital expenditures, working capital requirements, improvements in productivity and other cost reductions at CSX’s major transportation units.

RATIO OF EARNINGS TO FIXED CHARGES

CSX’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

	For the Three Months Ended	For the Fiscal Years Ended
	Apr. 1, 2011	Dec. 31, 2010	Dec. 25, 2009	Dec. 26, 2008	Dec. 28, 2007	Dec. 29, 2006
Ratio of earnings to fixed charges (a)(b)	5.3x	5.3x	3.9x	5.0x	5.1x	5.0x

(a)	For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from operations before income taxes plus interest expense related to indebtedness, amortization of debt discount and the interest portion of fixed rent expense, less undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

(b)	Effective in the second quarter of 2010, CSX changed the accounting policy for rail grinding costs from a capitalization method, under which the cost of rail grinding was capitalized and then depreciated, to a direct expense method, under which rail grinding costs are expensed as incurred. This represents a change from an acceptable method under GAAP to a preferable method, and is consistent with recent changes in industry practice. The ratios computed in the above table reflect the retrospective application of this change in accounting principle to each of the periods presented. Application of this change does not affect the computation of the ratios presented, other than the ratio for the fiscal period ended December 26, 2008, which changed from 5.1 to 5.0.

DESCRIPTION OF NOTES

Set forth below is a description of the specific terms of the Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying base prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the base prospectus and the senior indenture. If the description of the Notes in this prospectus supplement differs from the description of the debt securities in the base prospectus, the description in this prospectus supplement supersedes the description in the base prospectus. Capitalized terms used in this Description of Notes that are not defined in this prospectus supplement have the meanings given to them in the base prospectus or the senior indenture.

General

The 2021 Notes will initially be issued in an aggregate principal amount of $350,000,000 and will mature on June 1, 2021. The 2041 Notes offered hereby will be issued in an aggregate principal amount of $250,000,000 and will mature on April 15, 2041. The 2041 Notes offered hereby will constitute an additional issuance of our 5.500% Notes due 2041, $300,000,000 aggregate principal amount of which have been previously issued and are outstanding, and will be substantially identical in all respects to the existing 2041 Notes (except for the issue price, the issue date, and the initial interest payment date), will have the same CUSIP number as the existing 2041 Notes and will trade as the same class. The Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 2021 Notes and the 2041 Notes offered hereby will each be issued as a series of senior debt securities under the senior indenture referred to in the accompanying base prospectus. The senior indenture does not limit the amount of other debt that CSX may incur. CSX may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the senior indenture in addition to the $350,000,000 aggregate principal amount of the 2021 Notes and the 2041 Notes. CSX may also, from time to time, without the consent of the holders of either series of Notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as either series of Notes. Any additional debt securities having similar terms as either series of Notes, together with the applicable series of Notes, will constitute a single series of debt securities under the senior indenture if such additional debt securities are fungible with the applicable series of Notes for U.S. federal income tax purposes. Unless the context otherwise requires, for all purposes of the senior indenture and this “Description of Notes,” references to the “Notes” include the existing 2041 Notes and any additional Notes offered hereby.

The 2021 Notes will bear interest from May 25, 2011, at the annual rate of 4.250%, payable semiannually on June 1 and December 1 of each year, commencing December 1, 2011, to the persons in whose names the 2021 Notes are registered at the close of business on the immediately preceding May 15 and November 15, respectively, whether or not that day is a business day.

The 2041 Notes offered hereby will bear interest from April 15, 2011, at the annual rate of 5.500%, payable semiannually on April 15 and October 15 of each year, commencing October 15, 2011, to the persons in whose names the 2041 Notes offered hereby are registered at the close of business on the immediately preceding April 1 and October 1, respectively, whether or not that day is a business day.

The Notes will be unsecured obligations of CSX and will rank pari passu with all other unsecured and unsubordinated indebtedness of CSX.

The Notes do not provide for any sinking fund.

The senior indenture does not contain any provisions that may afford you protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of CSX, except to the extent described below under “—Change of Control Repurchase Event.” Additionally, the senior indenture does not restrict our ability to incur additional indebtedness or otherwise affect changes in our capital structure.

For a description of the rights attaching to each series of debt securities under the senior indenture, see “Description of Debt Securities” in the accompanying base prospectus.

The provisions of the senior indenture described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying base prospectus apply to the Notes.

Limitation on Liens on Stock of CSXT

The senior indenture provides that neither CSX nor any of our subsidiaries may create or permit any lien of any kind upon any stock or indebtedness, whether owned on the date of the senior indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the senior debt securities) of CSX, any subsidiary or any other person, unless all of the outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be directly secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; “principal subsidiary” as CSXT; and “subsidiary” as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by CSX or one or more subsidiaries, or by CSX and one or more subsidiaries. The senior indenture does not prohibit the sale by CSX or any subsidiary of any stock or indebtedness of any subsidiary, including any principal subsidiary.

Optional Redemption

The Notes of either or both series will be redeemable, in whole or in part, at our option at any time.

If the Notes of either series are redeemed prior to the date that is three months (for the 2021 Notes) or six months (for the 2041 Notes) prior to the applicable maturity date for such series of Notes, the redemption price for the Notes to be redeemed will equal the greater of the following amounts, plus, in each case, accrued interest to the redemption date:

•	100% of the principal amount of such Notes; or

•

As determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of any payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 20 basis points with respect to the 2021 Notes and plus 25 basis points with respect to the 2041 Notes.

If the Notes of either series are redeemed on or after the date that is three months (for the 2021 Notes) or six months (for the 2041 Notes) prior to the applicable maturity date for such series of Notes, the redemption price for the Notes to be redeemed will equal 100% of the principal amount of such Notes, plus accrued interest to the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

The yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue

(if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

If that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for that redemption date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of five Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all of those quotations.

“Independent Investment Banker” means:

•

in the case of the 2021 Notes, Credit Suisse Securities (USA) LLC or UBS Securities LLC and their successors, or if they are unwilling or unable to serve in that capacity, an independent investment and banking institution of national standing appointed by us; and

•

in the case of the 2041 Notes, J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated or Credit Suisse Securities (USA) LLC and their successors, or if they are unwilling or unable to serve in that capacity, an independent investment and banking institution of national standing appointed by us.

“Reference Treasury Dealer” means:

•

in the case of the 2021 Notes, (A) Credit Suisse Securities (USA) LLC and UBS Securities LLC and their successors; provided that, if any ceases to be a primary U.S. Government securities dealer in the U.S. (“Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer, and (B) up to four other Primary Treasury Dealers selected by us; and

•

in the case of the 2041 Notes, (A) J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC and their successors; provided that, if any ceases to be a primary U.S. Government securities dealer in the U.S. (“Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer, and (B) up to four other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. If we elect to partially redeem the Notes of either or both series, the trustee will select in a fair and appropriate manner the Notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to the Notes of either series, unless we have exercised our right to redeem the Notes of the applicable series as described above, we will be required to make an offer to each holder of Notes of the applicable series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s applicable series of Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder of the applicable series of Notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes of the applicable series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of the applicable series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes of the applicable series, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes of the applicable series by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes of the applicable series properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase with respect to the applicable series of Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes of the applicable series properly tendered and not withdrawn under its offer.

For purposes of the foregoing description of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means, with respect to either series of Notes, that on any day within the 60-day period (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by CSX to effect a Change of Control, such Notes are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of

Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than CSX or our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Fitch” means Fitch Ratings Ltd.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor rating categories of S&P and Fitch); or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate either series of Notes or fails to make a rating of either series of Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of the Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of CSX and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under either series of Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes. Restrictions on our ability to incur liens are contained in the covenants as described in this prospectus supplement under “Description of Notes—Limitation on Liens on Stock of CSXT” and in the accompanying prospectus under “Description of Debt Securities—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries”.

We may not have sufficient funds to repurchase all the Notes, or any other outstanding debt securities that we would be required to repurchase, upon a Change of Control Repurchase Event.

Book-Entry Notes

The Notes of each series will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons. Each beneficial interest in a global Note is referred to as a book-entry Note. Each global Note representing book-entry Notes will be deposited with the trustee, as custodian for, and registered in the name of, a nominee of The Depository Trust Company, as depositary, located in the Borough of Manhattan, The City of New York (the “Depositary”).

The book-entry Notes of each series will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the book-entry Notes through either the Depositary (in the U.S.) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which, in turn, will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream Luxembourg and The Bank of New York will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”). The book-entry Notes of each series will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly. Distributions with respect to Notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to

Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. The Euroclear Operator has capital of approximately EUR 1 billion. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis, without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to each series of Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

So long as the Depositary, or its nominee, is the registered owner or holder of a global Note, the Depositary or the nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the senior indenture and the Notes. No beneficial owner of an interest in a global Note will be able to transfer that interest, except in accordance with the Depositary’s applicable procedures, in addition to those provided for under the senior indenture.

CSX has been advised by the Depositary that upon the issuance of global Notes representing book-entry Notes, and the deposit of those global Notes with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the book-entry Notes represented by those global Notes to the accounts of participants. The accounts to be credited shall be designated by the underwriters.

Payments of principal of and any premium and interest on book-entry Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of those Notes. Those payments to the Depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of The Bank of New York, as paying agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, the global Notes are presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal procedures. None of CSX, the underwriters, the trustee or any agent of CSX, the underwriters or the trustee will have any responsibility or liability for any aspect of the Depositary’s records or any participant’s records relating to or payments made on account of book-entry Notes or for maintaining, supervising or reviewing any of the Depositary’s records or any participant’s records relating to book-entry Notes.

CSX expects that the Depositary or its nominee, upon receipt of any payment of principal of or any premium or interest in respect of a global Note of either series, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Notes of the applicable series, as shown on the records of the Depositary or its nominee.

CSX also expects that payments by participants to owners of beneficial interests in book-entry Notes held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

CSX expects that the Depositary will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account or accounts the depositary interests in a global Note are credited and only in respect of the portion of the aggregate principal amount of the Notes of the applicable series as to which that participant or participants has or have given that direction. However, if there is an event of default under the Notes of either series, the Depositary will exchange the applicable global Note for definitive Notes in registered form, which it will distribute to its participants.

CSX understands that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic book-entry changes in accounts of its participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in the Depositary. Indirect access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although the Depositary is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global Note among participants of the Depositary, it is under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. Neither CSX, the underwriters nor the trustee will have any responsibility for the performance by the Depositary or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

The global Notes representing book-entry Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or the nominee to a successor of the Depositary or a nominee of the successor.

The global Notes representing book-entry Notes are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if:

•

The Depositary notifies CSX that it is unwilling or unable to continue as a depositary for the global Note, or if at any time the Depositary ceases to be a Clearing Agency registered under the Exchange Act, and a successor depositary is not appointed by CSX within 90 days;

•	CSX in its sole discretion determines that the book-entry Notes will be exchangeable for definitive Notes in registered form; or

•	Any event has happened and is continuing which, after notice or lapse of time, or both, would become an event of default with respect to the Notes.

Any global Note representing book-entry Notes that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof. Upon the exchange of a global Note for definitive Notes, that global Note will be canceled by the trustee and the definitive Notes will be registered in the names and in the authorized denominations as the Depositary, pursuant to instructions from its participants, any indirect participants or otherwise, instructs the trustee. The trustee will deliver those Notes to the persons in whose names those Notes are registered and will recognize those persons as the holders of those Notes.

Except as provided above, owners of book-entry Notes will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders of those Notes for any purpose under the senior indenture, and no global Note representing book-entry Notes will be exchangeable, except for another global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a book-entry Note must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under that global Note or the senior indenture. The senior indenture provides that the Depositary, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. CSX understands that under existing industry practices, if CSX requests any action of holders or an owner of a book-entry Note desires to give or take any action a holder is entitled to give or take under the senior indenture, the Depositary would authorize the participants owning the relevant book-entry Notes to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Transfers between participants in the Depositary will be effected in the ordinary way in accordance with the Depositary’s rules and will be settled in same-day funds. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will be effected in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through participants in the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of book-entry Notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a Depositary participant will be received on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CERTAIN TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), the Treasury Regulations promulgated or proposed thereunder (the “Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who are “U.S. Holders” (as defined below) and “Non-U.S. Holders” (as defined below), who are original beneficial owners of the Notes, who purchase Notes at their initial offering prices set forth on the cover of this prospectus supplement for cash and who hold such Notes as capital assets within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, pass-through entities treated as partnerships for U.S. federal income tax purposes or investors in such entities, expatriates, tax-exempt organizations and U.S. Holders that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold Notes as part of a straddle, hedge or conversion transaction or other integrated investment). In addition, except as specifically addressed below, this summary does not address U.S. federal alternative minimum tax consequences or consequences under other federal tax laws such as estate or gift tax laws or the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is for general information only and is not tax advice. Prospective purchasers of the Notes are urged to consult their independent tax advisors concerning the U.S. federal income taxation and other tax consequences (e.g., U.S. federal estate or gift tax) to them of acquiring, owning and disposing of the Notes, as well as the application of state, local and foreign income and other tax laws.

For purposes of the following summary, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of Notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you own an interest in such an entity, you should consult your own tax advisor.

U.S. Federal Income Taxation of U.S. Holders

Payments of Stated Interest

Payments of stated interest on the Notes (other than, in the case of the 2041 Notes, the portion of the first interest payment attributable to the period prior to the issue date (“pre-issuance accrued interest”)) will generally be taxable as ordinary interest income at the time they accrue or are received by a U.S. Holder in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A U.S. Holder may exclude the receipt of pre-issuance accrued interest from income, in the case of the 2041 Notes.

Amortizable Bond Premium

If a U.S. Holder purchases a Note for an amount (not including any amount paid for pre-issuance accrued interest excluded from income as described above, in the case of the 2041 Notes) that is greater than the principal amount of the Note, the holder will be considered to have purchased the Note with amortizable bond premium. In general, a U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the Note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset interest required to be included in income with respect to the Note in that accrual period. A U.S. Holder that elects to amortize bond premium with respect to a Note must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired and may be revoked only with the consent of the IRS.

Sale, Exchange or Other Disposition of the Notes

When a U.S. Holder sells or exchanges a Note, or if a Note that a U.S. Holder holds is retired or otherwise disposed of, such U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the transaction (excluding amounts attributable to accrued but unpaid interest, which will be treated as interest as described above under “Payments of Stated Interest”) and such U.S. Holder’s adjusted tax basis in the Note. Subject to the discussion above regarding amortizable bond premium, a U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note (not including any amount paid for pre-issuance accrued interest excluded from income as described above) to such U.S. Holder.

The gain or loss that a U.S. Holder recognizes on the sale, exchange, retirement or other disposition of a Note generally will be capital gain or loss. The capital gain or loss on the sale, exchange, retirement or other disposition of a Note will be long-term capital gain or loss if such U.S. Holder has held the Note for more than one year on the date of disposition. Net long-term capital gain recognized by certain non-corporate U.S. Holders generally is subject to tax at a lower rate than net short-term capital gain or ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of stated interest on the Notes and the proceeds from a sale or other disposition (including a retirement) of the Notes. A U.S. Holder will be subject to United States backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income and Estate Taxation of Non-U.S. Holders

Interest

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) related to us directly or constructively through stock ownership, (C) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (D) satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN). If interest on the Notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding sentence, interest on the Notes will generally be subject to U.S. withholding tax at a 30% rate unless an income tax treaty applies to reduce or eliminate such withholding tax and the non-U.S. holder properly certifies as to its entitlement to the treaty benefits under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN). If interest on the Notes is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base within the United States, then the non-U.S. holder will generally be subject to U.S. federal income tax on such interest, in the same manner as if such holder were a U.S. person, if such non-U.S. holder provides a properly executed IRS Form W-8ECI. A non-U.S. holder that is a foreign corporation may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate) in respect of earnings attributable to the conduct of a trade or business within the United States.

Sale, Exchange or Other Taxable Disposition of Notes

A non-U.S. holder will generally not be subject to U.S. federal withholding tax with respect to gain recognized on the sale, exchange or other taxable disposition of the Notes. A non-U.S. holder will also generally not be subject to U.S. federal income tax with respect to such gain unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base within the United States, (ii) in the case of a non-U.S. holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which such holder disposes of the Notes and certain other conditions are satisfied or (iii) the gain represents accrued but unpaid interest not previously included in income, in which case the rules regarding interest would apply. In the case described above in (i), gain or loss recognized on the disposition of such Notes will generally be subject to U.S. federal income taxation at regular graduated U.S. federal income tax rates in the same manner as if such gain or loss were recognized by a U.S. person, and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described above in (ii), the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes, which may be offset by certain U.S. source capital losses.

Federal Estate Tax

Notes that are held (or treated as held) by an individual who, at the time of death, is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax, provided that at the time of death, (i) such individual is not a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of our stock entitled to vote and (ii) payments of interest with respect to such Notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding

A non-U.S. holder will generally be required to comply with certain certification procedures to establish that such holder is not a U.S. person, in order to avoid backup withholding tax (currently at a rate of 28%) with respect to payments of principal and interest on or the proceeds of a disposition of the Notes. Such certification procedures will generally be satisfied through the provision of a properly executed IRS Form W-8BEN (or other appropriate form). In addition, we must report annually to the IRS and to each non-U.S. holder the amount of any interest paid to such non-U.S. holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely provided to the IRS.

European Union Tax Reporting and Withholding

Directive 2003/48/EC of the Council of the European Union, relating to the taxation of savings income, became effective on July 1, 2005. Under this directive, if a paying agent for interest on a debt claim is a resident in one member state of the European Union and an individual (or certain other types of person) who is the beneficial owner of the interest is a resident of another member state, then the former member state will be required to provide information (including the identity of the recipient) to authorities of the latter member state. “Paying agent” is defined broadly for this purpose and generally includes any agent of either the payor or the payee. Luxembourg and Austria have opted instead to withhold tax on the interest during a transitional period (rising in steps to a rate of 35% after six years), subject to the ability of the individual to avoid withholding tax through voluntary disclosure of the investment to the individual’s member state. The transitional period is to terminate following agreement by certain non-European Union countries to the exchange of information relating to such payments. In addition, a number of non-European Union countries, and certain dependent or associated territories of certain member states, have adopted similar measures (either provision of information or transitional withholding).

The European Commission has published proposals for amendments to this directive, which, if implemented, would amend and broaden the scope of the requirements above.

UNDERWRITING

Credit Suisse Securities (USA) LLC and UBS Securities LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of the 2021 Notes	Principal Amount of the 2041 Notes
Credit Suisse Securities (USA) LLC	$120,750,000	$86,250,000
UBS Securities LLC	120,750,000	86,250,000
Barclays Capital Inc.	17,500,000	12,500,000
Citigroup Global Markets Inc.	17,500,000	12,500,000
Deutsche Bank Securities Inc.	17,500,000	12,500,000
J.P. Morgan Securities LLC	17,500,000	12,500,000
Morgan Stanley & Co. Incorporated	17,500,000	12,500,000
Mitsubishi UFJ Securities (USA), Inc.	7,000,000	5,000,000
Mizuho Securities USA Inc.	7,000,000	5,000,000
Scotia Capital (USA) Inc.	7,000,000	5,000,000

Total	$350,000,000	$250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a concession not to exceed 0.400% of the principal amount of the 2021 Notes and 0.500% of the principal amount of the 2041 Notes offered hereby. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.200% of the principal amount of the 2021 Notes and 0.250% of the principal amount of the 2041 Notes offered hereby on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by CSX
Per 2021 Note	0.650%
Per 2041 Note	0.875%

All sales of the Notes in the U.S. will be made through U.S. registered broker/dealers.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)	to “qualified investors” as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) to (c) above shall require the publication by the issuer or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed:

(a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000, or “FSMA”) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to CSX; and

(b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Japan

The underwriters will not offer or sell any of our Notes directly or indirectly in Japan or to or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase, in addition to the relevant issue price set forth on the cover page of this prospectus supplement.

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed, in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Credit Suisse Securities (USA) LLC and UBS Securities LLC, on behalf of the underwriters, may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Credit Suisse Securities (USA) LLC and UBS Securities LLC, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses (excluding underwriting discounts and commissions) for this offering will be approximately $350,000.

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us or our subsidiaries, for which they have in the past received, and may currently or in the future receive, customary fees and expenses. Certain of the underwriters or their affiliates engage in commercial lending activities with us and are lenders under CSX’s bank credit facilities.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of Notes are made. Any resale of the Notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

Representations of Purchasers

By purchasing Notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus and Registration Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements and Exemptions,

•	where required by law, the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under “Resale Restrictions”, and

•

the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the Notes to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to the Ontario Securities Commission, Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8 or to the following telephone number: (416) 593-3684.

Rights of Action—Ontario Purchasers

Under Ontario securities legislation, certain purchasers who purchase a security offered by this document during the period of distribution will have a statutory right of action for damages, or while still the owner of the Notes, for rescission against us in the event that this document contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the Notes were offered to the purchaser and if the purchaser is shown to have purchased the Notes with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Notes in their particular circumstances and about the eligibility of the investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes will be passed upon for CSX by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Shearman & Sterling LLP, New York, New York. From time to time, Shearman & Sterling LLP has provided, and may continue to provide, legal services to us, for which it has received, and may receive, customary fees and expenses.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in the registration statement in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

DEBT SECURITIES (AND RELATED GUARANTEES), TRUST PREFERRED SECURITIES (AND RELATED GUARANTEE AND AGREEMENT AS TO EXPENSES AND LIABILITIES), COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES AND SECURITIES WARRANTS

We may sell from time to time, in one or more offerings:

•	debt securities (and related guarantees)

•	trust preferred securities (and related guarantee and agreement as to expenses and liabilities)

•	common stock

•	preferred stock

•	depositary shares

•	warrants for debt securities, common stock and/or preferred stock

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 19, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that CSX Corporation, its principal subsidiary, CSX Transportation, Inc. and CSX Capital Trust I filed with the Securities and Exchange Commission (“SEC”). In this prospectus, unless otherwise indicated or the context requires otherwise, (1) the words “CSX”, “we”, “our”, and “us” refer to CSX Corporation and its subsidiaries, including CSX Transportation Inc., (2) references to “CSXT” are to CSX Transportation, Inc. and (3) references to the “Trust” are to “CSX Capital Trust I”.

Under the shelf registration statement, CSX may sell, separately or in units, any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities CSX may offer, you should review the full text of those documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information”.

This prospectus provides you with a general description of the securities CSX may offer. Each time CSX sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any material United States federal income tax considerations will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

CSX files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows CSX to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until CSX sells all of the securities covered by the shelf registration statement.

•	Annual Report on Form 10-K for the fiscal year ended December 25, 2009; and

•	The description of CSX common stock contained in our Registration Statement on Form 8-B (File No. 1-8022) filed with the SEC on September 25, 1980.

You may request a copy of any filings referred to above, at no cost, by contacting CSX at the following address: Ellen M. Fitzsimmons, Senior Vice President—Law and Public Affairs, General Counsel and Corporate Secretary, CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. CSX has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. CSX will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information CSX previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

CSX CORPORATION/CSX TRANSPORTATION, INC.

CSX Corporation (“CSX”), based in Jacksonville, Florida, is one of the nation’s leading transportation suppliers. CSX’s rail and intermodal businesses provide rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

CSX’s principal operating company, CSX Transportation, Inc. (“CSXT”), provides an important link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves major population centers in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec.

In addition to CXST, the rail segment includes non-rail subsidiaries Total Distribution Services, Inc. (“TDSI”), Transflo Terminal Services, Inc. (“Transflo”), CSX Technology, Inc. (“CSX Technology”) and other subsidiaries. TDSI serves the automotive industry with distribution centers and storage locations, while Transflo provides logistical solutions for transferring products from rail to trucks. CSX Technology and other subsidiaries provide support services for the Company. CSX Intermodal, Inc., is a stand-alone, integrated intermodal transportation provider linking customers to railroads via trucks and terminals.

CSX’s other holdings include CSX Real Property, Inc., a subsidiary responsible for CSX’s real estate sales, leasing, acquisition and management and development activities.

CSX CAPITAL TRUST I

CSX Capital Trust I, which is referred to in this prospectus as the “Trust,” is a statutory trust formed under Delaware law by us, as sponsor for the Trust, and The Bank of New York Mellon Trust Company, N.A. (as successor to Chase Bank USA, National Association, formerly Chase Manhattan Bank USA, National Association), who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The trust agreement for the Trust will be amended and restated substantially in the form included as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The Trust exists for the exclusive purposes of:

•	issuing two classes of trust securities, trust preferred securities and trust common securities, which together represent undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the trust securities in our subordinated debt securities;

•	making distributions; and

•	engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

Subordinated debt securities of CSX will be the sole assets of the Trust, and our payments under those subordinated debt securities and the agreement as to expenses and liabilities will be the sole revenue of the Trust. No separate financial statements of the Trust are included in this prospectus. CSX considers that those financial statements would not be material to holders of the trust preferred securities because the Trust has no independent operations and the purpose of the Trust is as described above. The Trust is not required to file annual, quarterly or special reports with the SEC.

The principal place of business of the Trust will be c/o CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, telephone number (904) 359-3200.

RATIO OF EARNINGS TO FIXED CHARGES

CSX’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

For the Fiscal Years Ended
	Dec. 25, 2009	Dec. 26, 2008	Dec. 28, 2007	Dec. 29, 2006	Dec. 30, 2005
Ratio of earnings to fixed charges	3.9x	5.1x	5.1x	5.0x	3.0x

For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from operations before income taxes plus interest expense related to indebtedness, amortization of debt discount and the interest portion of fixed rent expense, less undistributed earnings of affiliates accounted for using the equity method. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

USE OF PROCEEDS

CSX will use, or cause to be used, the net proceeds from the sale of the securities for general corporate purposes, which may include reduction or refinancing of outstanding indebtedness, capital expenditures, working capital requirements, improvements in productivity and other cost reductions, and redemptions and repurchases of certain outstanding securities. CSX has not specifically allocated the proceeds to those purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of securities will depend upon the funding requirements of CSX and the availability and cost of other funds at the time of the sale. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering if no allocation has been made, will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

CSX CORPORATION

CSX may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be either senior obligations or subordinated obligations of CSX. Senior debt securities may be issued under a senior indenture dated as of August 1, 1990 between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as currently supplemented and amended and as further supplemented and amended from time to time. Subordinated debt securities may be issued under a subordinated indenture to be entered into between CSX and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, as further supplemented and amended from time to time. Copies of the senior indenture and a form of the subordinated indenture have been incorporated by reference in, or included as exhibits to, the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture, together with any other indenture CSX may enter into in connection with the issuance of debt securities as applicable, are sometimes referred to collectively as the “indentures.” The trustee under the senior indenture, together with any other indenture CSX may enter into in connection with the issuance of debt securities as applicable, and the trustee under the subordinated indenture are sometimes referred to collectively as the “trustees.”

The discussion of the material provisions of the indentures and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indentures, which provisions of the indentures (including defined terms) are incorporated in this description of debt securities by reference.

The debt securities may be issued from time to time in one or more series of senior debt securities and one or more series of subordinated debt securities. Neither indenture limits the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•

the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•

whether the debt securities are to be issuable as registered debt securities or bearer debt securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

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the person to whom any interest on any registered debt securities of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the applicable coupons, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner provided in the relevant indenture and the extent to which, or the manner in which, any interest payable on a permanent global debt security on an interest payment date will be paid;

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each office or agency where, subject to the terms of the relevant indenture as described below under “Payment and Paying Agents”, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the relevant indenture as described below under “Form, Exchange, Registration and Transfer”, the debt securities may be presented for registration of transfer or exchange;

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the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

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the obligation, if any, of CSX to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

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the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

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the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSX or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

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whether the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities may be determined with reference to an index and the manner in which those amounts will be determined;

•	the portion of the principal amount of the debt securities that will be payable upon acceleration if other than the full principal amount;

•	any limitation on the application of the terms of the indenture described below under “Discharge, Defeasance and Covenant Defeasance”;

•	the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities; and

•	any other relevant terms of the debt securities, including covenants and event of default provisions, not inconsistent with the provisions of the relevant indenture.

The prospectus supplement will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the debt securities of that series and whether CSX has the option to redeem the affected debt securities rather than pay those additional amounts.

As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of the debt securities.

If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to those debt securities and that currency will be specified in the related prospectus supplement.

Debt securities of a series may also be issued under the relevant indenture upon the exercise of debt warrants issued by CSX. See “Description of Debt Warrants”.

The indentures do not contain any provisions that may afford the holders of debt securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the debt securities. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Form, Exchange, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that CSX may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer debt securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, bearer debt securities will have interest coupons attached. The indentures also will provide that debt securities of a series may be issuable in temporary or permanent global form. See “Global Debt Securities”.

At the option of the holder, subject to the terms of the relevant indenture, registered debt securities of any series will be exchangeable for other registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered debt securities and bearer debt securities, at the option of the holder, subject to the terms of the relevant indenture, bearer debt securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of that series will be exchangeable for registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer debt securities surrendered in exchange for registered debt securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest and interest will not be payable in respect of the registered debt security issued in exchange for that bearer debt security, but will be payable only to the holder of the coupon relating to that date when due in accordance with the terms of the indenture. Registered debt securities, including registered debt securities received in exchange for bearer debt securities, may not be exchanged for bearer debt securities. Each bearer debt security and coupon will bear a legend to the following effect:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Debt securities may be presented for exchange as provided above, and registered debt securities may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent designated by CSX for that purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the relevant indenture. The transfer or exchange will be effected upon the records of the security registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. CSX has appointed the trustee as security registrar. If a prospectus supplement refers to any transfer agent (in addition to the security registrar) initially designated by CSX with respect to any series of debt securities, CSX may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that, if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series located outside the United States and its possessions. CSX may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption, CSX will not be required to

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issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of like tenor and of the series of which that debt security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debt securities of like tenor and of the series to be redeemed;

•	register the transfer of or exchange any registered debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

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exchange any bearer debt security so selected for redemption, except to exchange that bearer debt security for a registered debt security of that series and like tenor which is immediately surrendered for redemption.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on bearer debt securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States and its possessions that CSX may designate from time to time or, at the option of the holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a bearer debt security on any interest payment date will be made only against surrender to the paying agent of the coupon relating to that interest payment date. No payment with respect to any bearer debt security will be made at any office or agency of CSX in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. However, payments of principal of and any premium and interest on bearer debt securities denominated and payable in U.S. dollars will be made at the office of the paying agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions.

Unless otherwise indicated in an applicable prospectus supplement, principal of and any premium and interest on registered debt securities will be payable, subject to any applicable laws and regulations, at the office of the paying agent or paying agents that CSX may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to that payment as that address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a registered debt security on any interest payment date will be made to the person in whose name that registered debt security (or predecessor debt security) is registered at the close of business on the regular record date for that interest.

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as a paying agent for CSX for payments with respect to debt securities of each series which are issuable solely as registered debt securities and as a paying agent for payments with respect to debt securities of each series (subject to the limitations described above in the case of bearer debt securities) which are issuable solely as bearer debt securities or as both registered debt securities and bearer debt securities. Any paying agents outside the United States and its possessions and any other paying agents in the United States or its possessions initially designated by CSX for the debt securities of each series will be named in the applicable prospectus supplement. CSX may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that if debt securities of a series are issuable solely as registered debt securities, CSX will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer debt securities, CSX will be required to maintain:

•

a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered debt securities of the series (and for payments with respect to bearer debt securities of the series in the circumstances described above, but not otherwise); and

•	a paying agent in a place of payment located outside the United States and its possessions where debt securities of that series and any related coupons may be presented and surrendered for payment;

provided, however, that if the debt securities of that series are listed on a stock exchange located outside the United States and its possessions and that stock exchange requires CSX to do so, CSX will maintain a paying agent in a city located outside the United States and its possessions for the debt securities of that series.

All moneys paid by CSX to a paying agent for the payment of the principal of and any premium or interest on any debt security of any series which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to CSX and the holder of that debt security or any related coupon will after that time look only to CSX for payment of that principal, premium or interest.

Ranking of Debt Securities; Holding Company Structure

The senior debt securities will be unsecured unsubordinated obligations of CSX and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of CSX. The subordinated debt securities will be unsecured obligations of CSX and will be subordinated in right of payment to all existing and future senior indebtedness (as defined below) of CSX. See “Additional Terms of Subordinated Debt Securities—Subordination”.

The debt securities are obligations exclusively of CSX. CSX is a holding company, substantially all of whose consolidated assets are held by our subsidiaries. Accordingly, the cash flow of CSX and the consequent ability to service our debt, including the debt securities, are largely dependent upon the earnings of those subsidiaries.

Because CSX is a holding company, the debt securities issued by CSX will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of

CSX’s subsidiaries. Therefore, CSX’s rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that CSX may itself be a creditor with recognized claims against the subsidiary, in which case the claims of CSX would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by CSX. Although certain debt instruments to which CSX and our subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both CSX and our subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global debt security may not be transferred except as a whole by the depositary for that global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer debt securities will be described in the prospectus supplement relating to that series.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock, depositary shares or other debt securities will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Certain Covenants and Agreements of CSX

The indentures do not limit the amount of indebtedness or lease obligations that may be incurred by CSX and our subsidiaries. The indentures do not contain provisions that would give holders of the debt securities the right to require CSX to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a takeover, recapitalization or similar restructuring, or otherwise. Those provisions, if applicable to the debt securities of any series, will be described in the related prospectus supplement.

Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries.

Unless otherwise indicated in the applicable prospectus supplement and the relevant indenture supplement, the following covenant will be applicable to senior debt securities but not to subordinated debt securities. The senior indenture provides that CSX may not, nor may it permit any subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the senior indenture or acquired later, of any principal subsidiary, to secure any obligation (other than the senior debt securities) of CSX, any subsidiary or any other person, unless all of the outstanding senior debt securities (and other outstanding debt securities issued from time to time pursuant to the senior indenture) will be directly secured equally and ratably with that obligation. This provision does not restrict any other property of CSX or our subsidiaries. The senior indenture defines “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; “principal subsidiary” as CSXT; and “subsidiary” as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by CSX or one or more subsidiaries, or by CSX and one or more subsidiaries. The indentures do not prohibit the sale by CSX or any subsidiary of any stock or indebtedness of any subsidiary, including any principal subsidiary.

Provision in Indentures—Consolidation, Merger and Sale of Assets.

Unless otherwise indicated in the applicable prospectus supplement and the relevant indenture supplement, the following provision will be applicable to both senior debt securities and subordinated debt securities. Each indenture provides that CSX may, without the consent of the holders of any of the outstanding debt securities of a series, consolidate with, merge into or transfer our assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that:

•	the successor corporation assumes, by a supplemental indenture, CSX’s obligations on the debt securities of each series and under the indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default will have occurred and be continuing; and

•

CSX delivers to the relevant trustee an officer’s certificate and an opinion of counsel each stating that the transaction and supplemental indenture, if any, comply with the applicable article of the indenture and that all conditions precedent in the indenture relating to the transaction have been complied with.

Events of Default

An “event of default” with respect to the debt securities of any series is defined in the relevant indenture, unless the prospectus supplement and the relevant indenture supplement otherwise provide, as:

•	a failure to pay principal of or any premium on any of the debt securities of that series when due;

•	a failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	a failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

a failure to perform any other covenant of CSX in the relevant indenture (other than a covenant included in that indenture solely for the benefit of a series of debt securities other than that series) continued for 90 days after written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of CSX; or

•	any other event of default provided with respect to debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so.

Subject to the provisions of the Trust Indenture Act requiring each trustee, during an event of default under the relevant indenture, to act with the requisite standard of care, and to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default occurs and is continuing, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series or any related coupons unless those holders offer to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the relevant trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the relevant trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all those outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the relevant trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all events of default have been cured or waived.

No holder of any debt securities of any series or any related coupons will have any right to institute any proceeding with respect to the relevant indenture or for any remedy under the indenture, unless that holder has previously given to the relevant trustee written notice of a continuing event of default with respect to debt securities of that series, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the relevant trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of an outstanding debt security of that series for enforcement of payment of the principal of, or any premium or interest on, that debt security on or after the respective due dates expressed in that debt security.

CSX is required to furnish to the relevant trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the relevant indenture and as to the absence of default.

Meetings, Modification and Waiver

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each indenture contains provisions permitting CSX and the relevant trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture and affected by a modification or amendment (voting as one class), to modify or amend any of the provisions of that indenture or of those debt securities or the rights of the holders of those debt securities under that indenture, provided that no modification or amendment will, without the consent of each holder of each outstanding debt security affected by that modification or amendment:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of any debt security, or change any obligation of CSX to pay additional amounts (except as contemplated and permitted by the indenture), or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that security or change the coin or currency in which any debt security or any premium or interest on any debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of the debt securities, the consent of the holders of which is required for any modification or amendment or the consent of whose holders is required for any waiver

(of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of the debt securities;

•	change any obligation of CSX to maintain an office or agency in the places and for the purposes required by the indenture;

•

solely in the case of the subordinated indenture, modify any of the provisions of the subordinated indenture relating to subordination of the subordinated debt securities or the definition of senior indebtedness in a manner adverse to the holders of the subordinated debt securities; or

•	modify any of the above provisions (except as permitted by the indenture).

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, each indenture also contains provisions permitting CSX and the relevant trustee, without the consent of the holders of the debt securities issued under the indenture, to modify or amend the indenture in order, among other things:

•	to add any additional events of default or add to the covenants of CSX for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to establish the form or terms of debt securities of any series;

•

to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of any debt securities issued under the indenture in any material respect; or

•

to change or eliminate any of the provisions of the indenture, provided that the change or elimination will become effective only when there is no debt security outstanding of any series issued under the indenture created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, compliance by CSX with certain restrictive provisions of the indenture, including the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries”. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series and any related coupons, waive any past default under the indenture with respect to debt securities of that series, except a default (a) in the payment of principal of or any premium or interest on any debt security of that series or (b) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of debt securities for quorum purposes:

(1)	the principal amount of an original issue discount debt security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of the determination upon acceleration of the maturity thereof;

(2)	the principal amount of a debt security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the principal amount of that debt security or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined as of the date of original issuance of that debt security, of the amount determined as provided in (1) above; and

(3)	any debt security owned by CSX or any other obligor on that debt security or any affiliate of CSX or other obligor will be deemed not to be outstanding.

Each indenture contains provisions for convening meetings of the holders of debt securities of any or all series. A meeting may be called at any time by the relevant trustee, and also, upon request, by CSX or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in each case upon notice given in accordance with “Notices” below and the provisions of the relevant indenture. Except for any consent which must be given by the holder of each outstanding debt security that would be affected as described above, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except for any consent which must be given by the holder of each outstanding debt security that would be affected, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in principal amount of the outstanding debt securities of that series.

Any resolution passed or action taken at any meeting of holders of debt securities of any series duly held in accordance with the relevant indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

Notices

Except as otherwise provided in the indenture, notices to holders of bearer debt securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in any other city or cities as may be specified in those debt securities. Notices to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

Title to any bearer debt securities (including bearer debt securities in temporary global form and in permanent global form) and any related coupons will pass by delivery. CSX, the trustee and any agent of CSX or the trustee may treat the bearer of any bearer debt security and the bearer of any coupon and the registered owner of any registered debt security as the absolute owner (whether or not that debt security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

Any mutilated debt security or a debt security with a mutilated coupon will be replaced by CSX at the expense of the holder upon surrender of that debt security to the relevant trustee. Debt securities or coupons that become destroyed, lost or stolen will be replaced by CSX at the expense of the holder upon delivery to the relevant trustee of evidence of the destruction, loss or theft satisfactory to CSX and the relevant trustee; in the case of any coupon which becomes destroyed, lost or stolen, that coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and CSX may be required at the expense of the holder of that debt security or coupon before a replacement debt security will be issued.

Discharge, Defeasance and Covenant Defeasance

Unless the prospectus supplement and the relevant indenture supplement otherwise provide, upon the direction of CSX, each indenture will generally cease to be of further effect with respect to any series of debt securities issued under that indenture specified by CSX (subject to the survival of certain provisions of that indenture) when:

•	CSX has delivered to the relevant trustee for cancellation all debt securities issued under that indenture or

•

all debt securities issued under that indenture not previously delivered to the relevant trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CSX has deposited with the relevant trustee as trust funds the entire amount sufficient to pay and discharge at stated maturity or upon redemption the entire indebtedness on all debt securities issued under that indenture

(and if, in either case, CSX has paid or caused to be paid all other sums payable under the relevant indenture with respect to the debt securities of that series by CSX and CSX has delivered an officer’s certificate and an opinion of counsel each stating that the requisite conditions have been complied with).

In addition, unless otherwise provided in an applicable prospectus supplement, CSX may elect with respect to any series of debt securities either

(1)	to defease and be discharged from any and all obligations with respect to those debt securities (except as otherwise provided in the relevant indenture) (“defeasance”) or

(2)	to be released from our obligations with respect to those debt securities described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the senior indenture) and certain other restrictive covenants in the relevant indenture and, if indicated in the applicable prospectus supplement, our obligations with respect to any other covenant applicable to the debt securities of that series (“covenant defeasance”).

If we exercise our defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to any series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the covenants noted under clause (2) of the immediately preceding paragraph. We may exercise our defeasance option with respect to those debt securities even though we may have previously exercised our covenant defeasance option.

If CSX effects covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenant described above under “—Certain Covenants and Agreements of CSX—Covenant in the Senior Indenture—Limitation on Liens on Stock of Our Principal Subsidiaries” (which covenant appears only in the senior indenture and which would no longer be applicable to those debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or government obligations deposited with the applicable trustee to effect the covenant defeasance may not be sufficient to pay amounts due on those debt securities at the time of any acceleration resulting from the event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

We may exercise our defeasance option or our covenant defeasance option with respect to any series of debt securities, only if:

(1)

CSX irrevocably deposits in trust with the trustee cash and/or U.S. government obligations for the payment of principal, premium, if any, and interest with respect to those debt securities to maturity or redemption, as the case may be, and we deliver to the relevant trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at the times and in the amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all those debt securities to maturity or redemption, as the case may be,

(2)	no event of default with respect to the debt securities of that series has occurred and is continuing

•	on the date of the deposit or

•	with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit,

(3)	the defeasance or covenant defeasance does not result in the trust arising from that deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended,

(4)	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the relevant indenture or any other agreement or instrument to which we are a party or by which we are bound,

(5)	CSX delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and

(6)	CSX delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities as contemplated by the indenture have been complied with.

The opinion of counsel, with respect to defeasance, referred to in clause (5) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the relevant indenture.

The trustee must hold in trust cash or U.S. government obligations deposited with it as described above and must apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of CSX, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with CSX and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

CSX and certain of our subsidiaries may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Bank of New York Mellon Trust Company, N.A., the senior trustee and the subordinated trustee, and its affiliates. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) acts as trustee under the indentures pursuant to which we have issued numerous series of debt securities.

Additional Terms of Subordinated Debt Securities

Additional Covenants Applicable to Subordinated Debt Securities

Under the subordinated indenture, or under one or more supplemental indentures to the subordinated indenture, we will:

•	maintain 100% ownership of the common securities of any trust to which any subordinated debt securities have been issued while those subordinated debt securities remain outstanding; and

•

pay to any trust to which subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than that trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Option to Extend Interest Payment Period

If so indicated in the prospectus supplement, we can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the applicable subordinated debt securities. At the end of the extension period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the applicable subordinated debt securities, to the extent permitted by applicable law.

During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the subordinated debt securities or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any distribution of our assets upon any dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX:

•

all senior indebtedness will first be paid in full, or that payment will be provided for, before any payment on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities is made, and

•

if any payment or distribution of our assets is received by the subordinated trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, that payment or distribution will be paid over to the holders of senior indebtedness or on their behalf for application to the payment of all senior indebtedness remaining unpaid until all senior indebtedness has been paid in full or that payment provided for, after giving effect to any concurrent payment or distribution to the holders of senior indebtedness.

Subject to the payment in full of all senior indebtedness upon any distribution of our assets, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

By reason of subordination of the subordinated debt securities, if there is any distribution of our assets upon dissolution, winding up, liquidation, reorganization or other similar proceedings of CSX,

•

holders of senior indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of that distribution to the holders of senior indebtedness until all senior indebtedness is paid in full, and

•

creditors of CSX who are neither holders of subordinated debt securities nor holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities. The subordinated indenture provides that the subordination provisions in the subordinated indenture will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the subordinated indenture (see “—Discharge, Defeasance and Covenant Defeasance” above).

The subordinated indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on the subordinated debt securities will be made unless full payment of amounts then due for the principal of, premium, if any, sinking funds, if any, and interest, if any, on senior indebtedness has been made or duly provided for.

Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

(1)	any liability of CSX

•	for borrowed money or under any reimbursement obligation relating to a letter of credit, or

•	evidenced by a bond, note, debenture or similar instrument, or

•	for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or

•	for the payment of money relating to a capitalized lease obligation, or

•	for the payment of money under any swap agreement;

(2)	any liability of others described in the preceding clause (1) that CSX has guaranteed or that is otherwise our legal liability; and

(3)	any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above,

unless, in the instrument creating or evidencing any liability referred to in clause (1) or (2) above or any deferral, renewal, extension or refunding referred to in clause (3) above or pursuant to which the same is outstanding, it is expressly provided that the liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of CSX or is not senior or prior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment; and provided that the subordinated debt securities will not constitute senior indebtedness. Swap agreements are defined as any financial agreement designed to manage our exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements.

Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of a recent date. The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

CSX TRANSPORTATION, INC.

CSXT may issue debt securities that may be either secured by assets of CSXT or senior unsecured obligations of CSXT. The debt securities will be issued under one or more indentures and may be issued from time to time in one or more series. Payment obligations under any debt securities issued by CSXT will be fully, unconditionally and irrevocably guaranteed by CSX.

The discussion of the material provisions of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the instruments governing such debt securities, which provisions (including defined terms) are incorporated in this description of debt securities by reference.

The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

The prospectus supplement for a particular series of debt securities will describe the specific terms of that series, including (where applicable):

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•

the rate or rates per annum at which the debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the interest payment dates on which interest on the debt securities will be payable and the regular record date for any interest payable on any registered debt securities on any interest payment date;

•

the period or periods within which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option and the other detailed terms and conditions of any optional redemption provisions;

•

the obligation, if any, of CSXT to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the debt securities and the period or periods within which and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and the other detailed terms and conditions of that obligation;

•

the denominations in which any registered debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000, and the denomination or denominations in which bearer debt securities will be issuable, if other than denominations of $5,000;

•

the currency or currencies, including currency units, in which payment of principal of and any premium and interest on the debt securities will be payable if other than U.S. dollars and the ability, if any, of CSXT or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable;

•	whether the debt securities will be unsecured or secured and if secured, the terms relating to the collateral thereof; and

•	any other terms of the debt securities not inconsistent with the provisions of the relevant indenture.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following is a summary of the principal terms of the trust preferred securities. The form of amended trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, or is incorporated by reference. The terms of the trust preferred securities will include those stated in the amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.

General

The Trust will exist until terminated as provided in its amended trust agreement. Except under certain circumstances, CSX will be entitled to appoint, remove or replace trustees, who will conduct the business and affairs of the Trust. The trustees of the Trust will consist of:

•	two employees, officers or affiliates of CSX as administrative trustees;

•

a financial institution unaffiliated with CSX that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement; and

•	one trustee with its principal place of business or who resides in the State of Delaware and who will act under the terms set forth in a prospectus supplement.

The amended trust agreement will authorize the administrative trustees to issue, on behalf of the Trust, two classes of trust securities, trust preferred securities and trust common securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. CSX will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities, proportionately with the trust preferred securities. However, if an event of default occurs and is continuing under the amended trust agreement, the rights of the holders of the trust common securities to payment of distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the trust preferred securities. CSX will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of the Trust.

The proceeds from the sale of the trust preferred securities will be used by the Trust to purchase our subordinated debt securities. These subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the trust securities. CSX will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See “Description of the Guarantee”.

The assets of the Trust available for distribution to the holders of trust preferred securities will be limited to payments from us under the subordinated debt securities held by the Trust. If we fail to make a payment on the subordinated debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

The guarantee, when taken together with our obligations under the subordinated debt securities, the subordinated indenture and the amended trust agreement, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the Trust.

The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that will be described in the amended trust agreement or made part of the amended trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the trust preferred securities will mirror the terms of the subordinated debt securities held by the Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the subordinated debt securities. Holders of trust preferred securities have no preemptive or similar rights.

Provisions of a Particular Series

The Trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

•	the name of the trust preferred securities;

•	the liquidation amount and number of trust preferred securities issued;

•	the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions will be cumulative;

•

the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, upon which the subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities;

•	any securities exchange on which the trust preferred securities will be listed;

•

whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for those global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The interest rate and interest and other payment dates of each series of subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust.

Extensions

CSX has the right under the subordinated indenture to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. The administrative trustees will give the holders of the trust preferred securities notice of any extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See “Additional Terms of Subordinated Debt Securities—Option To Extend Interest Payment Period”.

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the property account held by the property trustee. The Trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities. CSX has guaranteed the payment of distributions out of monies held by the Trust to the extent set forth under “Description of the Guarantee”.

Distributions on the trust preferred securities will be payable to the holders named on the securities register of the Trust at the close of business on the record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book- entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the administrative trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date.

Mandatory Redemption of Trust Preferred Securities

The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the subordinated debt securities or to the extent the subordinated debt securities are redeemed prior to maturity. The subordinated debt securities will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described under “Special Event Redemption”.

Upon the maturity of the subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the applicable redemption price. Upon the redemption of the subordinated debt securities, either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the subordinated debt securities so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 20 nor more than 60 days’ notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

Both a Tax Event and an Investment Company Event constitute Special Events for purposes of the redemption provisions described in the two immediately preceding paragraphs.

A Tax Event means that the administrative trustees have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, change or announced proposed change in:

•	the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

•	any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations,

which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that:

•	the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the subordinated debt securities,

•	interest payable to the Trust on the subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by CSX for U.S. federal income tax purposes, or

•	the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

An Investment Company Event means that the administrative trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that the Trust is or will be considered an investment company and be required to be registered under the Investment Company Act.

Redemption Procedures

The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if CSX has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated debt securities, the property trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities, and the paying agent will pay the applicable redemption price to the holders of the trust common securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust preferred securities is improperly withheld or refused and not paid either by the Trust or by CSX under the guarantee, distributions on the trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

The terms on which the trust preferred securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of trust preferred securities would be subject to adjustment.

Distribution of the Subordinated Debt Securities

CSX will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause subordinated debt securities to be distributed to the holders of the trust preferred securities in a total stated principal amount equal to the total stated liquidation amount of the trust preferred securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the Trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders.

Liquidation Distribution upon Dissolution

The amended trust agreement will state that the Trust will be dissolved:

•	upon our bankruptcy;

•	upon the filing of a certificate of dissolution or its equivalent with respect to CSX;

•

upon the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of at least a majority in liquidation amount of the trust preferred securities, voting together as a single class;

•	90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

•	upon the distribution of the related subordinated debt securities directly to the holders of the trust securities;

•	upon the redemption of all of the trust securities; or

•	upon entry of a court order for the dissolution of CSX or the Trust.

In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust preferred securities will be entitled to receive:

•	cash equal to the total liquidation amount of each trust preferred security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

•	subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities.

If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of the Trust, subject to obtaining any required regulatory approval, subordinated debt securities will be distributed to the holders of the trust securities in liquidation of the Trust.

Trust Enforcement Events

An event of default under the subordinated indenture relating to the subordinated debt securities will be an event of default under the amended trust agreement (a “Trust Enforcement Event”). See “Description of Debt Securities—Events of Default”.

In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

•	the distribution of the subordinated debt securities to holders of the trust securities of the Trust,

•	the redemption of all of the trust securities of the Trust, and

•	mergers, consolidations or amalgamations permitted by the amended trust agreement of the Trust.

Under the amended trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the subordinated indenture. In the event that any Trust Enforcement Event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, under the amended trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holders of trust common securities.

CSX and the administrative trustees must file annually with the property trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement.

Upon the occurrence of a Trust Enforcement Event the property trustee, as the sole holder of the subordinated debt securities, will have the right under the subordinated indenture to declare the principal of, interest and premium, if any, on the subordinated debt securities to be immediately due and payable.

If the property trustee fails to enforce its rights under the amended trust agreement or the subordinated indenture to the fullest extent permitted by law and subject to the terms of the amended trust agreement and the subordinated indenture, any holder of trust preferred securities may sue us, or seek other remedies, to enforce the property trustee’s rights under the amended trust agreement or the subordinated indenture without first instituting a legal proceeding against the property trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See “Relationship Among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust”.

Removal and Replacement of Trustees

Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the subordinated debt securities has occurred and is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended trust agreement.

Mergers, Consolidations or Amalgamations of the Trust

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a “Merger Event”), except as described below. The Trust may, with the consent of a majority of its administrative trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by, another trust, provided that:

•	the successor entity either

•	assumes all of the obligations of the Trust relating to its trust securities, or

•

substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

•	CSX acknowledges a trustee of the successor entity, who has the same powers and duties as the property trustee of the Trust, as the holder of the subordinated debt securities;

•

the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

•	the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

•

the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the Merger Event, CSX has received an opinion of counsel from a nationally recognized law firm stating that

•

the Merger Event does not adversely affect the rights of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity, and

•	following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	CSX guarantees the obligations of the successor entity under the successor securities in the same manner as in the guarantee.

In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

The holders of trust preferred securities have no voting rights except as discussed under “Mergers, Consolidations or Amalgamations of the Trust” and “Description of the Guarantee—Amendments”, and as otherwise required by law and the amended trust agreement.

The amended trust agreement may be amended if approved by a majority of the administrative trustees of the Trust. However, if any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

•	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise, or

•	the dissolution, winding up or termination of the Trust other than under the terms of its amended trust agreement,

then the holders of the trust preferred securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred securities affected by the amendment or proposal.

No amendment may be made to an amended trust agreement if that amendment would:

•	cause the Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the property trustee; or

•	cause the Trust to be deemed to be an investment company which is required to be registered under the Investment Company Act.

The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the subordinated debt securities, to:

•	exercise the remedies available under the subordinated indenture with respect to the subordinated debt securities,

•	waive any event of default under the subordinated indenture that is waivable, or

•	cancel an acceleration of the principal of the subordinated debt securities.

In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in the form of amended trust agreement, holders of trust preferred securities may vote on a change at a meeting or by written consent.

If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by CSX or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•	any trust preferred securities owned by CSX or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the property trustee. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will also be the guarantee trustee, the subordinated indenture trustee and the senior indenture trustee. CSX and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under other indentures pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Concerning the Trustees”.

For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Delaware Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly Chase Manhattan Bank USA, National Association) will serve as trustee of the Trust in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will also serve as property trustee and in the other capacities described above under “Information Concerning the Property Trustee”.

Information Concerning the Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

•	will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

•	will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

•	will cause the subordinated debt securities it holds to be treated as indebtedness of CSX for U.S. federal income tax purposes.

CSX and the administrative trustees are authorized to take any action, so long as it is not inconsistent with applicable law or the certificate of trust or amended trust agreement, that we and the administrative trustees determine to be necessary or desirable for those purposes.

Description of the Guarantee

CSX will execute the guarantee from time to time for the benefit of the holders of the trust preferred securities.

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will act as guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities.

The following description of the guarantee is only a summary. The form of guarantee is an exhibit to the registration statement.

General

CSX will irrevocably and unconditionally agree under the guarantee to pay the guarantee payments that are defined below, to the extent specified in the guarantee, to the holders of the trust preferred securities, to the extent that the guarantee payments are not paid by or on behalf of the Trust. We are required to pay the guarantee payments to the extent specified in the guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

The following payments and distributions on the trust preferred securities of the Trust are guarantee payments:

•

any accrued and unpaid distributions required to be paid on the trust preferred securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

•

the redemption price for any trust preferred securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

•

upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust securities of the Trust or the redemption of all the trust preferred securities of the Trust, the lesser of:

•

the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities of the Trust in liquidation of the Trust.

We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the Trust to make the payment to those holders.

The guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

If CSX does not make the required payments on the subordinated debt securities that the property trustee holds under the Trust, the Trust will not make the related payments on the trust preferred securities.

Subordination

Our obligations under the guarantee will be unsecured obligations. Those obligations will rank:

•	subordinate and junior in right of payment to certain other liabilities of CSX, as described in the prospectus supplement;

•	equal in priority with subordinated debt securities and similar guarantees that CSX may issue or enter into in respect of the Trust or any similar financing vehicle sponsored by CSX; and

•	senior to our preferred and common stock.

CSX has no subordinated debt securities outstanding that will rank equal in priority with the guarantee. CSX has common stock outstanding that will rank junior to the guarantee.

The guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the guarantee.

Amendments

CSX may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least 50% of the outstanding trust preferred securities to which the guarantee relates.

Termination

The guarantee will terminate and be of no further effect when:

•	the redemption price of the trust preferred securities to which the guarantee relates is fully paid;

•	CSX distributes the related subordinated debt securities to the holders of those trust preferred securities; or

•	the amounts payable upon liquidation of the related Trust are fully paid.

The guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under the guarantee.

Material Covenants

CSX will covenant that, so long as any trust preferred securities remain outstanding, if there is an event of default under the guarantee or under the subordinated indenture for the related subordinated debt securities or during an extension of the interest payment period for the related subordinated debt securities:

•	we will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of CSX’s capital stock; and

•

we will not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any CSX debt securities that rank equally with or junior to the subordinated debt securities issued to the Trust or make any guarantee payments with respect to any guarantee by CSX of the debt securities of any subsidiary of CSX if such guarantee ranks equally with or junior to the subordinated debt securities issued to the Trust.

We may, however, make the following types of distributions:

•	dividends or distributions paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights pursuant to such a plan;

•	payments to a trust holding securities of the same series under a guarantee; and

•	purchases of common stock related to the issuance of common stock or rights under any of CSX’s benefit plans.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Trust, as holder of the guarantee and the subordinated debt securities, will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Events of Default

An event of default will occur under the guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee. The holders of a majority of the trust preferred securities to which the guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under the guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder’s rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Concerning the Guarantee Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) will be the guarantee trustee. It will also serve as the property trustee, the subordinated indenture trustee and the senior indenture trustee. We and certain of our affiliates may from time to time maintain deposit accounts and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates. The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) also serves as trustee under one other indenture pursuant to which securities of CSX are outstanding. See “Description of Debt Securities—Concerning the Trustees”. The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.

Agreement as to Expenses and Liabilities

CSX will enter into an agreement as to expenses and liabilities as required under the trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the trust common securities or other similar interests in the Trust the amounts due to the holders under the terms of the trust common securities or the similar interests.

Relationship among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities Held by the Trust

CSX will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the Trust has funds available for the payments, as described under “Description of the Guarantee”. No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the trust preferred securities.

As long as we make payments of interest and other payments when due on the subordinated debt securities held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the Trust, primarily because:

•	the total principal amount of the subordinated debt securities will be equal to the sum of the total liquidation amount of the trust preferred securities;

•	the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its trust preferred securities; and

•	the amended trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If, and to the extent that, we do not make payments on the subordinated debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to you in any such legal action.

Accounting Treatment

The Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The trust preferred securities, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the guarantee and the subordinated debt securities will be included in the notes to the consolidated financial statements. We will record distributions that the Trust pays on the trust preferred securities as an expense in our consolidated statement of income.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, the authorized capital stock of CSX is (i) 600,000,000 shares of common stock, par value $1.00 per share, and (ii) 25,000,000 shares of preferred stock, without par value, issuable in series. As of February 5, 2010, 390,035,435 shares of common stock were issued and outstanding, and no shares of preferred stock were outstanding.

The following discussion of the material provisions of the common stock, preferred stock, Amended and Restated Articles of Incorporation and Bylaws of CSX are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation and the Bylaws, copies of which have been incorporated by reference as exhibits to the registration statement.

Common Stock

CSX may issue shares of common stock, either separately, or together with, or upon the conversion of or in exchange for, other securities. If we offer common stock, the specific terms of the offering, including the number of shares offered and the initial public offering price, will be described in the applicable prospectus supplement.

CSX common stock is listed on the New York Stock Exchange under the symbol “CSX.” All outstanding shares of common stock are fully-paid and non-assessable. Any additional shares of common stock we issue will also be fully-paid and non-assessable. Holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of preferred stock, the holders of those shares exclusively possess all voting power of CSX. There is no cumulative voting in the election of directors, and no holder of common stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of common stock or preferred stock. Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors from funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of CSX, holders of common stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding preferred stock.

The transfer agent for CSX common stock is BNY Mellon Shareowner Services, located in Jersey City, New Jersey.

Preferred Stock

CSX may issue shares of our preferred stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities.

The following description of preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. If we offer preferred stock, the terms of any particular series of preferred stock, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable):

•	the title of the series;

•	the number of shares offered;

•	the initial public offering price;

•	the dividend rate or method of calculation of the dividend rate and the dividend payment dates or periods;

•	the date from which dividends will accrue and whether dividends will be cumulative;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class;

•	the provisions for redemption or repurchase, if applicable, including any sinking fund provisions for the redemption or repurchase of shares;

•	the amount payable with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of CSX;

•	any listing on any securities exchange;

•	the procedures for any auction or remarketing, if any;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for other securities;

•	whether interests will be represented by depositary shares; and

•	any other specific terms of the offered preferred stock.

The form of articles of amendment relating to a series of offered preferred stock will be filed as an exhibit to or incorporated by reference in the registration statement. The terms of the preferred stock offered under any prospectus supplement may differ from the general terms set forth in this prospectus.

Preferred stock may be issued from time to time in one or more series. Subject to limitations prescribed by Virginia law and CSX’s Amended and Restated Articles of Incorporation, our Board of Directors, without further action by the shareholders, is authorized to designate and issue in series preferred stock and to fix as to any series:

•	the number of shares constituting that series;

•	the rate of dividend, the time of payment and, if cumulative, the dates from which dividends will be cumulative, and the extent of participation rights, if any;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

•	the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares;

•	the amount payable in the event of a liquidation; and

•	whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of CSX or remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of CSX. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Preferred stock will, when issued, be fully-paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstance, preferred stock could also restrict dividend payments to our holders of common stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Virginia Stock Corporation Act; Anti-takeover Effects

The Virginia Stock Corporation Act (“VSCA”) contains provisions governing “Affiliated Transactions”. These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an “Interested Shareholder”) by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was:

•	a member on the date on which an Interested Shareholder became an Interested Shareholder, or

•	recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of CSX’s Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire CSX’s shares in the first step.

None of the limitations and special voting requirements described above applies to an Interested Shareholder whose acquisition of shares making that person an Interested Shareholder was approved by a majority of CSX’s Disinterested Directors.

These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. At the 2006 annual meeting, the shareholders of CSX voted to “opt out” of the Affiliated Transactions provisions of the VSCA and eliminate the supermajority voting default rules. Under CSX’s amended and restated articles of incorporation, the following actions must be approved by the affirmative vote of a majority of the voting shares entitled to vote: (1) any plan of merger or share exchange for which the VSCA requires shareholder approval; (2) the sale of all or substantially all of CSX’s property for which the VSCA requires shareholder approval; and (3) the dissolution of CSX. Majority voting for these three types of actions became effective on November 3, 2007, 18 months after the amendment was approved by the shareholders.

Virginia law also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person’s voting strength to meet or exceed any of three thresholds (20%, 33-1/3% or 50%) have no voting rights with respect to those shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. This law does not apply to acquisitions of CSX stock.

DESCRIPTION OF DEPOSITARY SHARES

CSX may offer depositary shares (either separately or together with other securities) representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, CSX will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following the issuance by CSX of the preferred stock related to the depositary shares, we will deposit the shares of preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption and liquidation rights).

The form of deposit agreement, together with the form of related depositary receipt, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of the depositary shares and the related deposit agreement for a particular issue of depositary shares, which terms may include the following if applicable to those depositary shares:

•	the terms of the series of preferred stock deposited by CSX under the related deposit agreement;

•	the number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

•	whether the depositary shares will be listed on any securities exchange;

•	whether the depositary shares will be sold with any other securities and, if so, the amount and terms of those securities; and

•	any other specific terms of the depositary shares and the related deposit agreement.

DESCRIPTION OF SECURITIES WARRANTS

CSX may issue, either separately or together with other securities, securities warrants for the purchase of debt securities, preferred stock or common stock. Each securities warrant will entitle the holder to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to those securities warrants. Securities warrants may be exercised at any time up to the date and time specified in the applicable prospectus supplement.

Securities warrants will be issued under one or more warrant agreements to be entered into between CSX and a bank or trust company, as warrant agent. The material terms and provisions of the warrant agreement for a particular issue of securities warrants will be set forth in the applicable prospectus supplement. The form of securities warrant agreement, including the form of certificates representing the securities warrants, that will be entered into with respect to a particular offering of securities warrants will be filed as an exhibit to or incorporated by reference in the registration statement.

The applicable prospectus supplement will describe the terms of the securities warrants for a particular issue of securities warrants, which terms may include the following if applicable to those securities warrants:

•	the title and aggregate number of the securities warrants;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the securities warrants; the price, or the manner of determining the price, at which the debt securities may be purchased upon exercise of the securities warrants;

•

the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the securities warrants; the price, or the manner of determining the price, at which the preferred stock may be purchased upon exercise of the securities warrants;

•

the number of shares of common stock that may be purchased upon exercise of each securities warrant; the price, or the manner of determining the price, at which the shares may be purchased upon the exercise of the securities warrants;

•	if other than cash, the property and manner in which the exercise price of the securities warrants may be paid; and any minimum number of securities warrants that may be exercisable at any one time;

•	the time or times at which, or period or periods during which, the securities warrants may be exercised and the expiration date of the securities warrants;

•	the terms of any right of CSX to redeem the securities warrants;

•	the terms of any right of CSX to accelerate the exercise of the securities warrants upon the occurrence of certain events;

•	whether the securities warrants will be sold with any other securities, and the date, if any, on and after which the securities warrants and the other securities will be separately transferable;

•	whether the securities warrants will be issued in registered or bearer form;

•	a discussion of certain material Federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants.

PLAN OF DISTRIBUTION

CSX may sell securities to one or more underwriters for public offering and sale by them or may sell securities to institutional investors directly or through agents who solicit or receive offers on our behalf or through dealers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular securities will set forth the terms of the offering of those securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds to CSX from that sale;

•	the expenses of the offering;

•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	the securities exchanges, if any, on which the securities will be listed.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may offer and sell securities in exchange for one or more of our outstanding issues of debt. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from CSX in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with CSX, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any institutional purchaser under those contracts will not be subject to any conditions except:

•	the purchase by that institution of the securities covered by the contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject, and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by delayed delivery contracts.

Each series of offered securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by CSX for public offering and sale may make a market in such offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for CSX in the ordinary course of business.

LEGAL OPINIONS

Cravath, Swaine & Moore LLP will issue an opinion concerning the validity of the offered securities for CSX. Certain matters relating to the formation of the Trust and the issuance of the trust preferred securities under Delaware law and the trust agreements will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and CSX. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2009, and the effectiveness of our internal control over financial reporting as of December 25, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in the registration statement in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.